Exhibit 5.4

November 5, 2014

Omnicare, Inc.

900 Omnicare Center

201 E. Fourth Street

Cincinnati, Ohio 45202

RE:	Opinion as to the following entities in connection with Indentures

1. NeighborCare Repackaging, Inc. (“NeghbrCare Repkg”)

2. Professional Pharmacy Services, Inc. (“PPS, Inc.”)

3. ASCO Healthcare of New England, LLC (“ASCO HENE, LLC”)

4. NeighborCare Pharmacies, LLC

5. ASCO Healthcare, LLC

6. ASCO Healthcare of New England, Limited Partnership (“ASCO HC, LP”)

7. Main Street Pharmacy, L.L.C.

Ladies and Gentlemen:

We have been retained as local counsel in Maryland and have been requested to provide an opinion of counsel under Maryland law with reference to the above-named subsidiaries of Omnicare, LLC which are organized or incorporated under the laws of Maryland (collectively, “Subsidiaries”) in connection with the Subsidiaries’ guarantees of debt securities to be issued by Omnicare, Inc. (“Omnicare”), pursuant to (i) a form of senior notes indenture (the “Senior Notes Indenture”) , between the Company and the trustee party thereto or (ii) a subordinated notes indenture (the “Subordinated Notes Indenture” and, together with the Senior Notes Indenture, the “Indentures” and, each an “Indenture”), between the Company and U.S. Bank National Association (successor trustee to SunTrust Bank), as trustee, dated June 13, 2003, which were filed with the Securities and Exchange Commission (the “Commission”) as exhibits to the Company’s registration statement on Form S-3 (the “Registration Statement”) on November 5, 2014. We have not represented Omnicare, Inc. or any of its subsidiaries generally and do not represent Omnicare or its subsidiaries on any other matter. Unless otherwise defined herein, the definitions in the Indenture apply to this letter.

We have assumed that Omnicare, Inc. has duly executed and delivered all documents required of it pursuant to the Indentures and that all of its obligations thereunder are binding upon it and enforceable in accordance with all provision of applicable law.

I. Good Standing

We have first examined and have relied upon and assumed the accuracy and completeness of the records of the website of the Maryland State Department of Assessments and Taxation where corporate, limited partnership and limited liability company registration records are maintained, referred to locally as “SDAT.”

As of October 27, 2014, all of these Subsidiaries listed below in bold letters were in good standing according to the SDAT records. We have examined a Certificate of Good Standing dated October 20, 2014 for all entities issued by SDAT transmitted to us electronically and a Certificate of Good Standing for Main Street Pharmacy, L.L.C. dated October 27, 2014 issued by SDAT transmitted to us electronically.

A.	Maryland corporations

1.	NeighborCare Repackaging, Inc. (“NeghbrCare Repkg”)

2.	Professional Pharmacy Services, Inc.

Our opinion then is as follows:

1)	With respect to the above Maryland corporations, as of the date of this letter, but not later than November 5, 2014, they were duly formed as a Maryland Corporation under the Maryland Corporations and Associations Article.

2)	These Maryland corporations are in good standing in the State of Maryland and are active and authorized to do business in Maryland, and are therefore prima facie empowered to take all acts consistent with Maryland corporate law and their respective articles of incorporation, as amended, and by-laws, as they are in effect as of this date.

B.	Maryland limited liability companies

1.	ASCO Healthcare of New England, LLC (“ASCO HENE, LLC”)

2.	NeighborCare Pharmacies, LLC

3.	ASCO Healthcare, LLC

4.	Main Street Pharmacy, L.L.C.

Our opinion then is as follows:

1)	With respect to these LLC Subsidiaries, as of the date of this letter, but not later than November 5, 2014, each Subsidiary was duly formed as a Maryland limited liability company under the Maryland Limited Liability Company Act.

2)	All of these LLC Subsidiaries are in good standing in the State of Maryland and are active and authorized to do business in Maryland, and are therefore prima facie empowered to take all acts consistent with Maryland corporate law and each Subsidiary’s Articles of Organization and Operating Agreement, as amended, as they are in effect as of this date.

C.	Maryland limited partnership

1.	ASCO Healthcare of New England, Limited Partnership (“ASCO HC, LP”)

Our opinion then is as follows:

1)	With respect to the above ASCO HC, LP, as of the date of this letter, but not later than November 5, 2014, the Subsidiary was duly formed as a Maryland limited partnership under the Maryland Limited Partnership Act.

2)	The Subsidiary is in good standing in the State of Maryland and is active and authorized to do business in Maryland, and is therefore prima facie empowered to take all acts consistent with Maryland corporate law and Subsidiary’s Certificate of Limited Partnership and Agreement of Limited Partnership, as amended, as they are in effect as of this date.

This opinion is conditioned upon no order or decree of any court having been entered appointing a receiver or trustee for the Subsidiary, no court having modified the authority of the subsidiary, and no court or the Subsidiary having taken an action to dissolve the subsidiary without our knowledge, and that no proceeding under the Bankruptcy Code has been filed.

II. Corporate Authority to Execute Guarantee and Enforceability of Subsidiary Guarantee

A.	Introduction

We have examined a form of the Senior Notes Indenture. We have also examined the Subordinated Notes Indenture.

B.	Maryland corporations:

1.	NeighborCare Repackaging, Inc. (“NeghbrCare Repkg”)

2.	Professional Pharmacy Services, Inc.

We have examined the following documents which have been represented to us as the current and complete currently applicable Articles of Incorporation, and we have been provided a copy of the current and complete by-laws. We assume that the signatures on the documents of the corporation and any predecessor and the signatures of the officers, or Board of Directors members, if applicable, are the genuine signatures of the persons purporting to sign the documents. For purposes of this opinion, Omnicare and the Subsidiary may rely on a certificate of the President or the Secretary of the Subsidiary that to the knowledge of the duly authorized officer executing the guarantee, the signatures on the Subsidiary Company Documents are genuine and were duly authorized at the time of execution.

We are relying on the required certificates for the truth of the matters contained therein.

Articles of Amendment dated July 8, 2005 changing the corporate name from NeighborCare Manufacturing, Inc. to NeighborCare Repackaging, Inc.

1)	Articles of Incorporation of NeighborCare Manufacturing, Inc. dated May 25, 2004

2)	Signed but undated Bylaws of NeighborCare Manufacturing, Inc.

3)	Articles of Merger of CareCard, Inc. and Professional Pharmacy Services, Inc. dated December 31, 2013 with PPS, Inc. as the surviving corporation

4)	Articles of Merger dated June 5, 1996 of Professional Pharmacy Services, Inc. into PPS Acquisition Corp. as survivor which changed its name in the Articles to Professional Pharmacy Services, Inc.

5)	Articles of Incorporation of PPS Acquisition Corp. dated April 19, 1996

6)	Amended and Restated Bylaws of Professional Pharmacy Service, Inc. dated November 20, 2006 which are undated and unsigned but will be certified to be the currently applicable bylaws.

Relying on the documents provided to us and relying on the statements in the above-stated certificates that those are the only documents which are the Articles of Incorporation and by-laws, we reach the following conclusions:

1) NeighborCare Repackaging, Inc. and PPS, Inc. have the corporate power and capacity under Maryland law to guarantee the Debt Securities pursuant to the terms of the Indenture and have the corporate power and capacity under Maryland law to perform their respective obligations with respect to the guarantee of the debt securities in the Indenture.

2) Accordingly, the guarantee by NeighborCare Repackaging, Inc. and PPS, Inc. under the Indenture, upon being duly authorized by a valid Board of Directors resolution, executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for Maryland corporate law purposes by the respective Maryland corporation.

C.	Maryland Limited Liability Companies

We have examined the following documents which have been represented to us as the current and complete currently applicable Articles of Organization and Operating Agreement (hereafter collectively referred to as the “Subsidiary Company Documents”).

We assume that the signatures on the documents of the limited liability company and any predecessor and the signatures of the member(s) of the limited liability company are the genuine signatures of the persons purporting to sign the documents. For purposes of this opinion, Omnicare and the Subsidiary may rely on a certificate of the Manager, Managing Member, President or the Secretary of the Subsidiary that to the best of the knowledge of the duly authorized officer executing the guarantee, the signatures on the Subsidiary Company Documents are genuine and were duly authorized at the time of execution.

We are relying on the required certificates for the truth of the matters contained therein.

1.	ASCO Healthcare of New England, LLC (“ASCO HENE, LLC”)

We have examined the following documents which have been represented to us as the current and complete currently applicable Articles of Organization and Operating Agreement. (hereafter collectively referred to as the “Subsidiary Company Documents”).

1)	Articles of Organization for AHNE Acquisition Sub, LLC filed October 11, 2005.

2)	Articles of Merger of ASCO Healthcare of New England, Inc. and AHNE Acquisition Sub, LLC with the surviving entity being named ASCO Healthcare of New England, LLC filed July 6, 2006

3)	Limited Liability Company Agreement of ASCO Healthcare of New England, LLC dated July 6, 2006

Relying on the documents provided to us and relying on the statements in the above-stated certificates that those are the only documents which are the Articles and operating agreement, we reach the following conclusions:

1) ASCO HENE, LLC has the corporate power and capacity under Maryland law to guarantee the Debt Securities pursuant to the terms of the indenture and has the corporate power and capacity under Maryland law to perform the Subsidiary’s obligations with respect to the guarantee of the debt securities in the Indenture.

2) Accordingly, the guarantee by ASCO HENE, LLC under the Indenture, upon being duly authorized by all necessary limited liability company action executed by the managing member and delivered, will be validly authorized, executed and delivered for corporate law purposes by this Maryland Subsidiary.

2.	NeighborCare Pharmacies, LLC

We have examined the following documents which have been represented to us as the current and complete currently applicable Articles of Organization and Operating Agreement. (hereafter collectively referred to as the “Subsidiary Company Documents”).

1)	Articles of Organization for NeighborCare Pharmacies, LLC filed October 11, 2005.

2)	Articles of Merger of NCP Acquisition Sub, LLC and NeighborCare Pharmacies, Inc. with the surviving entity being named NeighborCare Pharmacies, LLC filed June 27, 2006

3)	Limited Liability Company Agreement of NeighborCare Pharmacies, LLC dated June 8, 2006

Relying on the documents provided to us and relying on the statements in the above-stated certificates that those are the only documents which are the Articles and operating agreement, we reach the following conclusions:

1) NeighborCare Pharmacies, LLC has the corporate power and capacity under Maryland law to guarantee the Debt Securities pursuant to the terms of the indenture and has the corporate power and capacity under Maryland law to perform the Subsidiary’s obligations with respect to the guarantee of the debt securities in the Indenture.

2) Accordingly, the guarantee by NeighborCare Pharmacies, LLC under the Indenture, upon being duly authorized by all necessary limited liability company action executed by the managing member and delivered, will be validly authorized, executed and delivered for corporate law purposes by this Maryland Subsidiary.

3.	ASCO Healthcare, LLC

We have examined the following documents which have been represented to us as the current and complete currently applicable Articles of Organization and Operating Agreement. (hereafter collectively referred to as the “Subsidiary Company Documents”).

1)	Articles of Organization for AH Acquisition Sub, LLC filed October 13, 2005.

2)	Articles of Merger of ASCO Healthcare, Inc. and AH Acquisition Sub, LLC with the surviving entity being named ASCO Healthcare, LLC filed July 1, 2006

3)	Limited Liability Company Agreement of ASCO Healthcare, LLC dated July 27, 2006

Relying on the documents provided to us and relying on the statements in the above-stated certificates that those are the only documents which are the Articles and operating agreement, we reach the following conclusions:

1) ASCO Healthcare, LLC has the corporate power and capacity under Maryland law to guarantee the Debt Securities pursuant to the terms of the indenture and has the corporate power and capacity under Maryland law to perform the Subsidiary’s obligations with respect to the guarantee of the debt securities in the Indenture.

2) Accordingly, the guarantee by ASCO Healthcare, LLC under the Indenture, upon being duly authorized by all necessary limited liability company action executed by the managing member and delivered, will be validly authorized, executed and delivered for corporate law purposes by this Maryland Subsidiary.

4.	Main Street Pharmacy, L.L.C.

We have examined the following documents which have been represented to us as the current and complete currently applicable Articles of Organization and Operating Agreement. (hereafter collectively referred to as the “Subsidiary Company Documents”).

4)	Articles of Organization for Main Street Pharmacy, L.L.C. dated April 25, 1995. The LLC is due to cease to exist on December 31, 2015.

5)	Second Amended and Restated Limited Liability Company Agreement of Main Street Pharmacy, L.L.C. dated April 21, 2008

Relying on the documents provided to us and relying on the statements in the above-stated certificates that those are the only documents which are the Articles and operating agreement, we reach the following conclusions:

1) Main Street Pharmacy, L.L.C. has the corporate power and capacity under Maryland law to guarantee the Debt Securities pursuant to the terms of the indenture and has the corporate power and capacity under Maryland law to perform the Subsidiary’s obligations with respect to the guarantee of the debt securities in the Indenture while the limited liability company exists.

2) Accordingly, the guarantee by Main Street Pharmacy, L.L.C. under the Indenture, upon being duly authorized by all necessary limited liability company action executed by the managing member and delivered, will be validly authorized, executed and delivered for corporate law purposes by this Maryland Subsidiary.

D.	Maryland Limited Partnership

1.	ASCO Healthcare of New England Limited Partnership

We have examined the following documents which have been represented to us as the current and complete currently applicable Certificate of Limited Partnership and Limited Partnership Agreement (hereafter collectively referred to as the “Subsidiary Company Documents”).

We assume that the signatures on the documents of the limited partnership and any predecessor and the signatures of the stated partners of the limited liability company are the genuine signatures of the persons purporting to sign the documents. For purposes of this opinion, Omnicare and the Subsidiary may rely on a certificate of the general partner that to the best of the knowledge of the duly authorized officer executing the guarantee, the signatures on the Subsidiary Company Documents are genuine and were duly authorized at the time of execution.

We are relying on the required certificates for the truth of the matters contained therein.

1)	Certificate of Limited Partnership of ASCO Healthcare of New England Limited Partnership dated May 31, 1994

2)	Agreement of Limited Partnership dated May 31, 1994

Relying on the documents provided to us and relying on the statements in the above-stated certificates that those are the only documents which are the Subsidiary Company Documents, we reach the following conclusions:

1) The Subsidiary has the corporate power and capacity to guarantee the Debt Securities pursuant to the terms of the indenture and has the corporate power and capacity to perform the Subsidiary’s obligations with respect to the guarantee of the debt securities in the Indenture.

2) Accordingly, the guarantee by the Subsidiary under the Indenture, upon being duly authorized by all necessary general partner action executed by an authorized signatory and delivered, will be validly authorized, executed and delivered for corporate law purposes by this Maryland Subsidiary.

III. Qualifications to opinion:

This letter is furnished to Omnicare, Inc. and its Subsidiary at their request, and is furnished for the benefit of the Trustee under each Indenture solely in their capacity as a Trustee, and the Holder(s) of a Security(ies), as defined in each respective Indenture. We give no opinion as to the adequacy of any securities disclosure or compliance with any securities law. The information set forth herein is limited to the period through the date of this letter except as to later dates set forth in this letter, and we undertake no obligation or responsibility to update or supplement this opinion in response to or to make you aware of subsequent changes in the status of Omnicare, Inc. or any subsidiary with respect to which this opinion is being rendered, or the law or future events or information affecting the transactions contemplated by the documents relating to this transaction. We have conducted no investigation or review of the business of Omnicare, Inc. or the Guarantor referenced in this letter, except as specifically delineated in this letter. The foregoing opinion should not be construed as relating to any matter other than the specific matters discussed herein. We express no opinion with respect to compliance by Omnicare, Inc. or the Subsidiary under any U.S. or state securities laws.

We express our opinion under Maryland law only without regard to choice of law or conflicts of law provisions. The rights of any Holder of Securities as defined in the Indenture, and the enforceability of the securities, the Indenture, indemnifications, and any other agreements or obligations referred to herein are subject to (i) the exercise of judicial discretion in accordance with general principles of equity (whether applied by a court of law or a court of equity), including without limitation, judicial limitations on rights to specific performance, and concepts of materiality, reasonableness, good faith and fair dealing; (ii) the valid exercise of the constitutional powers of the United States of America and of the sovereign police and taxing powers of state or other governmental units having jurisdiction; and (iii) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws heretofore or hereafter in effect affecting creditors’ rights generally, (iv) judicially developed doctrines in these latter areas, such as substantive consolidation of entities and equitable subordination, and (v) adequacy or fairness of consideration received by a particular corporate entity, including the Subsidiary; and limitations on enforceability of rights to attorneys’ fees and expenses. Enforceability of the provisions pertaining to indemnification and our opinion herein may also be further limited by applicable securities laws and public policy. Without limiting the generality of the foregoing, under the Bankruptcy Reform Act of 1978, as amended by the Bankruptcy Amendments and Federal Judgeship Act of 1984, provisions thereof providing for acceleration of maturity in the event of insolvency or bankruptcy may be invalid, and the rights and remedies of acceleration and foreclosure, if any, under such circumstances may not be enforceable. In addition, enforcement of the securities and the Indenture may each be limited to the extent that a court of competent jurisdiction would determine that adequate consideration or value has not been received by Omnicare, Inc, or the applicable respective Subsidiary to which this opinion pertains to support the Subsidiary’s respective guarantee and any grant of security interests.

We hereby consent to reliance on this opinion letter and the opinions provided herein by the law firm of White & Case LLP in connection with the legal opinion provided by that law firm that is included as an exhibit to the Registration Statement. Additionally, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

DANEKER, McINTIRE, SCHUMM,

PRINCE, MANNING & WIDMANN, P.C.

/s/Brooke Schumm III

BY: Brooke Schumm III